ROEBLING FINANCIAL CORP, INC.
SPECIAL MEETING OF SHAREHOLDERS

[   ] [  ], 2013

[  ] _.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints _______________ and _______________, or each of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of Roebling Financial Corp, Inc. (the “Company”), which the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held on [  ] [  ], 2013 at [  ] _.m., local time, at [                  ], [     ], Roebling, New Jersey 08854, and at any and all adjournments or postponements, with all the powers the undersigned would possess if personally present at such meeting as follows.

1.
To approve and adopt the Agreement and Plan of Merger, dated as of December 28, 2012, by and among TF Financial Corporation, 3rd Fed Bank, Roebling Financial Corp, Inc. and Roebling Bank pursuant to which Roebling Financial Corp, Inc. will merge with and into TF Financial Corporation.

FOR                     AGAINST                                               ABSTAIN

2.	To consider and vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Roebling’s named executive officers in connection with the merger.

FOR                     AGAINST                                               ABSTAIN

3.	To adjourn, postpone or continue the Special Meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger.

FOR                     AGAINST                                               ABSTAIN

The Board of Directors recommends a vote “FOR” the above listed proposals.

This proxy, when properly signed by you, will be voted in the manner you direct on this card.  If no direction is made this proxy will be voted “FOR” Items 1, 2 and 3 and in the discretion of the proxy holders named in this proxy upon such other business as may properly come before the Special Meeting or any adjournment.  This proxy also confers discretionary authority on the proxy holders to vote with respect to the matters incident to the conduct of the Special Meeting.

This proxy may be revoked by you at any time before it is voted at the Special Meeting.

Please be sure to sign below and date this proxy.                                                                                                                                DATE: ________________

___________________________________                                     ___________________________________
            Shareholder sign above                                                                     Co-holder (if any) sign above
Name: _____________________________                                       Name: _____________________________

Please sign exactly as your name appears above and print the date on which you sign the proxy in the spaces provided above.  If signed on behalf of a corporation, please sign in corporate name by an authorized officer.  If signing as a representative, please give full title as such.  For joint accounts, only one owner is required to sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY

VOTING AUTHORIZATION FORM
ROEBLING FINANCIAL CORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
ESOP
[   ] [  ], 2013

[   ] _.m., Local Time

The undersigned hereby directs the Trustee to vote all shares of common stock of Roebling Financial Corp, Inc. (the “Company”) credited to the undersigned’s account for which the undersigned is entitled to vote only at the Special Meeting of Shareholders, to be held on [   ] [  ], 2013 at [   ] _.m., local time, at [     ], [     ], Roebling, New Jersey 08854, and at any and all adjournments or postponements, with all the powers the undersigned would possess if personally present at such meeting as follows.

1.
To approve and adopt the Agreement and Plan of Merger, dated as of December 28, 2012, by and among TF Financial Corporation, 3rd Fed Bank, Roebling Financial Corp, Inc. and Roebling Bank pursuant to which Roebling Financial Corp, Inc. will merge with and into TF Financial Corporation.

FOR                     AGAINST                                               ABSTAIN

2.	To consider and vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Roebling’s named executive officers in connection with the merger.

FOR                     AGAINST                                               ABSTAIN

3.	To adjourn, postpone or continue the Special Meeting, if necessary, to solicit additional proxies in favor of the Agreement and Plan of Merger.

FOR                     AGAINST                                               ABSTAIN

The Board of Directors recommends a vote “FOR” the above listed proposals.

This proxy, when properly signed by you, will be voted in the manner you direct on this card.  If no direction is made this proxy will be voted “FOR” Items 1, 2 and 3 and in the discretion of the proxy holders named in this proxy upon such other business as may properly come before the Special Meeting or any adjournment.  At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

This proxy may be revoked by you at any time before it is voted at the Special Meeting.

Please be sure to sign below and date this proxy.                                                                                                                                DATE: ________________

___________________________________                                     ___________________________________
            Shareholder sign above                                                                     Co-holder (if any) sign above
Name: _____________________________                                       Name: _____________________________

PLEASE DATE, SIGN AND RETURN THIS FORM IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN _____, 2013